                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form S-8
                          REGISTRATION STATEMENT UNDER
                           the Securities Act of 1933

                          FULTON FINANCIAL CORPORATION
                          ----------------------------
             (Exact name of registrant as specified in its charter)

     Pennsylvania                                 23-2195389
     ------------                                 ----------
(State or other jurisdiction of     (I.R.S. Employer Identification Number)
incorporation or organization)

                                One Penn Square
                                 P.O. Box 4887
                              Lancaster, PA 17604
                              -------------------
                    (Address of Principal Executive Offices)

Options to purchase common stock of Registrant issued by the Registrant pursuant to an Agreement and Plan of Merger, dated December 27, 2000, between the Registrant and Drovers Bancshares Corporation, upon conversion of outstanding options to purchase common stock of Drovers issued by Drovers under the Drovers
  Bancshares Corporation 1999 Non-Employee Directors Stock Option Plan and the
                                           -----------------------------------
             Drovers Bancshares Corporation 1985 Stock Option Pan
              ------------------------------------------------------

                            (Full title of the plan)

                                        with a copy to:
Rufus A. Fulton, Jr., Chairman,         Paul G. Mattaini, Esquire
and Chief Executive Officer             Barley, Snyder, Senft & Cohen, LLC
Fulton Financial Corporation            126 East King Street
One Penn Square,                        P.O. Box 4887
Lancaster, PA 17602-2893                Lancaster, PA 17604
------------------------
(Name and address of agent for service)

                                 (717) 291-2411
                                 --------------
          (Telephone number, including area code of agent for service)

                        CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------
Title of               Amount to be       Proposed Maximum     Proposed Maximum         Amount of
Securities to be     Registered(1)(2)    Offering Price Per   Aggregate Offering    Registration Fee
Registered                                    Share(3)             Price(3)
------------------------------------------------------------------------------------------------------
Common Stock, Par          77,016                11.74              904,168              $226.04
 value $2.50
------------------------------------------------------------------------------------------------------

(1) Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares of common stock of Fulton Financial Corporation registered hereby as a result of a stock split, stock dividend or similar adjustment of the outstanding common stock.

(2) Represents the number of shares of common stock of Fulton Financial reserved for issuance as a result of the conversion of options to purchase common stock of Drovers Bancshares Corporation into options to purchase common stock of Fulton Financial pursuant to an Agreement and Plan of Merger, dated December 27, 2000, between Fulton Financial and Drovers Bancshares.

(3) Estimated solely for the purpose of calculating the registration fee, which has been calculated pursuant to Rule 457(h) promulgated under the Securities Act of 1933, as amended. The proposed maximum offering price per share is equal to the weighted average exercise price for the options, as converted, to purchase shares of common stock.

This Registration Statement shall become automatically effective upon the date of filing in accordance with Section 8(a) of the Securities Act and 17 CFR
Section 230.462.

                        Exhibit Index Begins on Page 10

                                    Part II
                                    -------

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents filed by the registrant with the Securities and Exchange Commission are incorporated in and made a part of this registration statement by reference as of their respective dates:

     (a) The registrant's Annual Report filed on Form 10-K for the year ended December 31, 2000.

     (b) The registrant's Quarterly Report filed on Form 10-Q for the quarter ended March 31, 2001.

     (c)  The Company's Current Report on Form 8-K, filed January 4, 2001; and

     (d) The description of Fulton Financial common stock contained in Fulton Financial's registration statement on Form 8-A, dated July 3, 1989, and any amendment or reports filed for purposes of updating such description.

     (e) All documents hereinafter filed by the registrant with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, will be deemed to be incorporated by reference and to be a part hereof from the date of filing of such documents.

Any statement contained in this Registration Statement, or in a document incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

Not applicable because the common stock is registered under Section 12 of the Exchange Act.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Pennsylvania law provides that a Pennsylvania corporation may indemnify directors, officers, employees and agents of the corporation against liabilities they may incur in such capacities for any action taken or any failure to act, whether or not the corporation would have the power to indemnify the person under any provision of law, unless such action or failure to act is determined by a court to have constituted recklessness or willful misconduct. Pennsylvania law also permits the adoption of a bylaw amendment, approved by shareholders, providing for the elimination of a director's liability for monetary damages for any action taken or any failure to take any action unless (1) the director has breached or failed to perform the duties of his office and (2) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.

     The bylaws of Fulton Financial provide for (1) indemnification of directors, officers, employees and agents of the registrant and its subsidiaries and (2) the elimination of a director's liability for monetary damages, to the fullest extent permitted by Pennsylvania law.

     Directors and officers are also insured against certain liabilities for their actions, as such, by an insurance policy obtained by Fulton Financial.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable because no restricted securities will be reoffered or resold pursuant to this Registration Statement.

ITEM 8.  EXHIBITS.

The following exhibits are filed with or incorporated by reference into this Registration Statement on Form S-8 (numbering corresponds to Exhibit Table in
Item 601 of Regulation S-K):

Number    Exhibit
------    -------

4.1 Rights Agreement, dated April 27, 1999 by and between Fulton Financial Corporation and Fulton Bank, incorporated by reference to Exhibit 4 of Registant's Form 8-K filed May 6, 1999

5 Opinion of Barley, Snyder, Senft & Cohen, LLC re: legality of the securities

23.1      Consent of Barley, Snyder, Senft & Cohen, LLC (this Exhibit is part of
          Exhibit 5)

23.2      Consent of Arthur Andersen LLP

24        Power of attorney (this Exhibit is part of Signature Page)

99.1 Drovers Bancshares Corporation 1999 Non-Employee Directors Stock Option Plan, incorporated by reference to Exhibit 99.1 of Drovers Bancshares Corporation's Form S-8, filed on July 8, 1999

99.2 Drovers Bancshares Corporation 1985 Stock Option Plan, incorporated by reference to Drovers Bancshares Corporation's Form S-8, filed May 24, 1995.


ITEM 9.  UNDERTAKINGS.

     (a) The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
     Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities

Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering at that time shall be deemed to be the initial bona fide offering thereof.

     (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lancaster, State of Pennsylvania, on June 19, 2001.

                                       FULTON FINANCIAL CORPORATION


                                        /s/ Rufus A. Fulton, Jr.
                                       ----------------------------------
                                       Rufus A. Fulton, Jr.,
                                       Chairman of the Board and Chief Executive
                                       Officer


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

     Each person whose signature appears below also constitutes and appoints Mark A. Crowe and Charles J. Nugent and each of them, his true and lawful attorney-in-fact, as agent with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacity, to sign any or all amendments to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


SIGNATURE                                     CAPACITY                      DATE
/s/Jeffrey A. Albertson
----------------------------------            Director                      June 19, 2001
Jeffrey A. Albertson

/s/James R. Argires, M.D.                     Director                      June 19, 2001
----------------------------------
James R. Argires, M.D.

/s/Donald W. Bowman, Jr.
----------------------------------            Director                      June 19, 2001
Donald W. Bowman, Jr.

SIGNATURE                                     CAPACITY                      DATE
/s/William H. Clark, Jr.                      Director                      June 19, 2001
----------------------------------
William H. Clark, Jr.


/s/Harold D. Chubb
----------------------------------            Director                      June 19, 2001
Harold D. Chubb


/s/Craig A. Dally
----------------------------------            Director                      June 19, 2001
Craig A. Dally


/s/Patrick J. Freer
----------------------------------            Director                      June 19, 2001
Patrick J. Freer

                                              Chairman of the Board,
/s/Rufus A. Fulton, Jr.                       Chief Executive Officer,
----------------------------------            and Director (Principal
Rufus A. Fulton, Jr.                          Executive Officer)            June 19, 2001


/s/Robert D. Garner
----------------------------------            Director                      June 19, 2001
Robert D. Garner


/s/Eugene H. Gardner
----------------------------------            Director                      June 19, 2001
Eugene H. Gardner


/s/Charles V. Henry, III
----------------------------------            Director                      June 19, 2001
Charles V. Henry, III


/s/J. Robert Hess
----------------------------------            Director                      June 19, 2001
J. Robert Hess


/s/Carolyn R. Holleran
----------------------------------            Director                      June 19, 2001
Carolyn R. Holleran


/s/Samuel H. Jones, Jr.                       Director                      June 19, 2001
----------------------------------
Samuel H. Jones, Jr.

SIGNATURE                                     CAPACITY                      DATE
/s/Donald W. Lesher, Jr.
----------------------------------            Director                      June 19, 2001
Donald W. Lesher, Jr.


/s/Joseph J. Mowad, M.D.
----------------------------------            Director                      June 19, 2001
Joseph J. Mowad, M.D.


/s/Stuart H. Raub, Jr.
----------------------------------            Director                      June 19, 2001
Stuart H. Raub, Jr.


/s/Mary Ann Russell
----------------------------------            Director                      June 19, 2001
Mary Ann Russell


/s/John O. Shirk
----------------------------------            Director                      June 19, 2001
John O. Shirk


/s/R. Scott Smith, Jr.                        President, Chief Operating
----------------------------------            Officer and Director          June 19, 2001
R. Scott Smith, Jr.


/s/James K. Sperry
----------------------------------            Director                      June 19, 2001
James K. Sperry


/s/Kenneth G. Stoudt
----------------------------------            Director                      June 19, 2001
Kenneth G. Stoudt

                                              Senior Vice President and
/s/Beth Ann L. Chivinski                      Controller (Principal
----------------------------------            Accounting Officer)           June 19, 2001
Beth Ann L. Chivinski


                                              Senior Executive Vice
/s/Charles J. Nugent                          President and Chief
----------------------------------            Financial Officer             June 19, 2001
Charles J. Nugent                             (Principal Financial
                                              Officer)

                                 Exhibit Index


Number    Exhibit
------    -------
4.1 Rights Agreement, dated April 27, 1999 by and between Fulton Financial Corporation and Fulton Bank, incorporated by reference to Exhibit 4 of Registrant's Form 8-K filed May 6, 1999

5 Opinion of Barley, Snyder, Senft & Cohen, LLC re: legality of the securities

23.1      Consent of Barley, Snyder, Senft & Cohen, LLC (this Exhibit is part of
          Exhibit 5)

23.2      Consent of Arthur Andersen LLP

24        Power of attorney (this Exhibit is part of Signature Page)

99.1 Drovers Bancshares Corporation 1999 Non-Employee Directors Stock Option Plan, incorporated by reference to Exhibit 99.1 of Drovers Bancshares Corporation's Form S-8, filed on July 8, 1999

99.2 Drovers Bancshares Corporation 1995 Stock Option Plan, as amended, incorporated by reference to Exhibit 99.1 of Drovers Bancshares Corporation's Post Effective Amendment No. 1 on Form S-8/A, filed December 31, 1998.

99.3 Drovers Bancshares Corporation 1985 Stock Option Plan, incorporated by reference to Drovers Bancshares Corporation's Form S-8, filed May 24, 1995.